Exhibit 99.1

DarkPulse, Inc. Announces Partnership with

Progress Humanity

NEW YORK, New York –March 3, 2022 – DarkPulse, Inc. (OTC Markets: DPLS) (“DarkPulse” or the “Company”), a technology company focused on the manufacture, sale, installation, and monitoring of laser sensing systems based on its patented BOTDA dark-pulse sensor technology (the “DarkPulse Technology”) which provides a data stream of critical metrics for assessing the health and security of infrastructure, announces key partnership with Progress Humanity. Progress Humanity focuses exclusively on making the world a better place through culturally integrative, international communications campaigns. Working with programmers, analysts, and policy makers, Progress Humanity develops key solutions to conduct business internationally through understanding cross-border political dynamics, regional and global relationships, government policies and programs, and local regulations. This critical insight is imperative for DarkPulse as it enters new markets across the globe.

“As we continue to expand our operations across the globe, we are sensitive to the impact development projects have on local communities. It is important to us that we protect the interests of the citizens we hope to employ for a project,” stated DarkPulse Chairman and CEO, Dennis O’Leary. “Progress Humanity has the proven track record to facilitate successful engagements and communication strategies around the world. We are excited to partner with them at this pivotal time for our company.”

Progress Humanity is a leader in strategic communications, media programming, analytics and planning, and economic geo-political forecasting to counter violent-extremism programming and counter disinformation. These skills are critical today as technology through social media and other media platforms struggle to maintain integrity in their reporting. Citizens in every country are vulnerable and subject to the negative effects of misinformation. Project Humanity works to empower journalists and civil society giving them the tools to be successful.

A major barrier to economic growth is inadequate infrastructure. Infrastructure is a staple of international development. DarkPulse helps prevent risk pertaining to eroding or aging infrastructure. That detection capability provides early warnings to public works and government administrations to thwart catastrophic failure of bridges, etc. Clients of DarkPulse’s technology will be bolstered with better resources to manage their infrastructure projects. This is particularly important in the developing world where the administration of resources and modernization of key infrastructure are critical to economic and cultural development.

“We are excited to partner with Dennis and the DarkPulse team. As companies grow into new markets, it is important they have a winning communications strategy,” said Mrs. Cassandra Campbell, Executive Director for Progress Humanity. “Some companies are too late in addressing these key analytics and it’s great to see DarkPulse leading the charge in the international development arena. Besides superior capabilities, DarkPulse has a remarkable story. We look forward to helping craft and distribute their messaging through media outlets, a documentary, a press conference and other key engagement initiatives.” Progress Humanity leverages relationships with industry leaders and policy think tanks to improve public policy to prevent conflict.

About the Progress Humanity

Progress Humanity seeks to prevent violent conflict and encourage inclusive economic development across the globe. Progress Humanity creates culturally integrative, international communications campaigns, local economic development "LED" and other programs by leading political scientists and analysts.

For more information, visit https://www.progresshumanity.org/

About DarkPulse , Inc.

DarkPulse, Inc. uses advanced laser-based monitoring systems to provide rapid and accurate monitoring of temperatures, strains and stresses. The Company’s technology excels when applied to live, dynamic critical infrastructure and structural monitoring, including pipeline monitoring, perimeter and structural surveillance, aircraft structural components and mining safety. The Company's fiber-based monitoring systems can assist markets that are not currently served, and its unique technology covers extended areas and any event that is translated into the detection of a change in strain or temperature. In addition to the Company’s ongoing efforts with respect to the marketing and sales of its technology products and services to its customers, the Company also continues to explore potential strategic alliances through joint venture and licensing opportunities to further expand its global market position.

For more information, visit www.DarkPulse.com

Safe Harbor Statement

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the "safe harbor" created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as "believe," "expect," "may," "will," "should," "could," "seek," "intend," "plan," "goal," "estimate," "anticipate" or other comparable terms. All statements other than statements of historical facts included in this news release regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: our ability to successfully market our products and services; the acceptance of our products and services by customers; our continued ability to pay operating costs and ability to meet demand for our products and services; the amount and nature of competition from other security and telecom products and services; the effects of changes in the cybersecurity and telecom markets; our ability to successfully develop new products and services; our success establishing and maintaining collaborative, strategic alliance agreements, licensing and supplier arrangements; our ability to comply with applicable regulations; and the other risks and uncertainties described in our prior filings with the Securities and Exchange Commission. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Media contact:

DarkPulse, Inc.

media@DarkPulse.com

1.800.436.1436